FY 2016 Q2 Earnings Release Conference Call Transcript
December 22, 2015

This transcript is provided by NIKE, Inc. only for reference purposes. Information presented was current only as of the date of the conference call, and may have subsequently changed materially. NIKE, Inc. does not update or delete outdated information contained in this transcript, and disclaims any obligation to do so.

PRESENTATION

Operator:

Good afternoon, everyone. Welcome to NIKE's Fiscal 2016 Second Quarter Conference Call. For those who need to reference today's press release, you'll find it at investors.nike.com.

Leading today's call is Kelley Hall, Vice President, Corporate Finance and Treasurer. Before I turn the call over to Ms. Hall, let me remind you that participants on this call will make forward-looking statements based on current expectations, and those statements are subject to certain risks and uncertainties that could cause actual results to differ materially.

These risks and uncertainties are detailed in the reports filed with the SEC, including Forms 8-K, 10-K and 10-Q. Some forward-looking statements concern future orders that are not necessarily indicative of changes in total revenues for subsequent periods due to a mix of futures and at-once orders, exchange rate fluctuations, order cancellations, changes in the timing of shipments, discounts and returns which may vary significantly from quarter-to-quarter. In addition, it is important to remember a significant portion of NIKE, Inc.'s continuing operations, including equipment, NIKE Golf, Converse and Hurley, are not included in these futures numbers.

Finally, participants may discuss non-GAAP financial measures, including references to wholesale equivalent sales. References to wholesale equivalent sales are only intended to provide context as to the overall current market footprint of the brands owned by NIKE, Inc. and should not be relied upon as a financial measure of actual results.

Participants may also make references to other nonpublic financial and statistical information and non-GAAP financial measures. Discussion of nonpublic financial and statistical information and presentations of comparable GAAP measures and quantitative reconciliations can be found at NIKE's website, investors.nike.com.

I would now like to turn the call over to Kelley Hall, Vice President, Corporate Finance and Treasurer.
Kelley Hall, Vice President, Treasury and Investor Relations:

Thank you, operator, and happy holidays, everyone. Thank you for joining us today to discuss NIKE's fiscal 2016 second quarter results. As the operator indicated, participants on today's call may discuss non-GAAP financial measures. You will find the appropriate reconciliations in our press release, which was issued about an hour ago, and at our website, investors.nike.com.

Joining us on today's call will be NIKE, Inc.'s President and CEO, Mark Parker; followed by Trevor Edwards, President of the NIKE Brand; and finally, we'll hear from our Chief Financial Officer, Andy Campion, who will give you an in-depth review of our financial results. Following their prepared remarks, we will take your questions. We would like to allow as many of you to ask questions as possible in our allotted time. So, we would appreciate you limiting your initial questions to two. In the event you have additional questions that are not covered by others, please feel free to re-queue and we will do our best to come back to you. Thanks for your cooperation on this.

I'll now turn the call over to NIKE, Inc.'s President and CEO, Mark Parker.
Mark Parker, President & Chief Executive Officer, NIKE, Inc.:

Thank you, Kelley, and hello, everyone, and happy holidays. Q2 was another strong quarter for NIKE. We continued to show that we have the ability to drive both profitable growth and significant shareholder value over the long-term.

Let's take a look at the highlights from the second quarter. NIKE, Inc. revenues grew 4% to $7.7 billion despite continued FX headwinds. On a currency-neutral basis, NIKE, Inc. revenues grew 12%. Gross margin expanded 50 basis points and earnings per share increased 22% to $0.90.

The success you see today and the opportunities ahead are driven by the strength of our portfolio. NIKE has many dimensions to our business, and together, they're operating powerfully and efficiently. We're connecting deeply with consumers through products and experiences and capturing value through our strategic -- through our strategies and investments. Our complete offense, which includes our brands, geographies and categories, makes us flexible and keeps us close to the consumer so we can see and act on new opportunities in real time. We see it in the markets we transform like China and Western Europe and in the businesses we accelerate like Women's and the Jordan Brand. Our operational scale is second to none. We have the power to grow the entire marketplace and innovate through our global supply chain that shipped roughly 1.1 billion units this last year. And as we've shown consistently, everything we do is executed with a sharp focus and a financial discipline. We have a proven track record of delivering top line growth, expanding profitability and maintaining a high return on invested capital. And because we drive consistent profitable growth, we're able to deliver strong returns to our shareholders. For example, we recently announced a 4-year $12 billion share repurchase program. We increased our annual cash dividend for the 14th year in a row, and we announced a 2-for-1 stock split. It's clear we have the right plan in place against the backdrop of a global movement of fitness and sports. It's all adding up to incredible momentum for our business, but we're never fully satisfied. More than ever, we're focused on the areas where we can continue to get better and making the necessary changes to ensure we continue to drive strong profitable growth for the long-term.

The force behind today's results and our future potential is, of course, innovation. Our obsession and relentless drive to be better is at the core of our culture and our strategy. And as you know, it starts with product. We invent breakthroughs then build a thriving business around them. We told you during our Investor Day how we've built Flyknit from a concept to a billion-dollar platform in just 4 years. This is the kind of search for scalable innovation that's going on every day at NIKE, and just as important is our focus on bringing innovations to market in a directive and productive way through merchandising and marketplace management across all channels and multiple price points.

Innovation is also fueled by partnerships. When we partner, it can be like setting off a chain reaction, leading us to new and better ideas more quickly. It's why we value our relationships with athletes, NIKE's original and most important collaborators. Our relationships with thousands of athletes, teams and federations do more than build our brand. They give us personal access to their insights and the science behind the problems they need to solve. That's why we work with the best athletes like Lebron and Serena, Cristiano, along with everyday athletes, frankly like the rest of us. Partnerships also play a critical role in creating and expanding the marketplace. With our long-standing wholesale partners, we give consumers broad access to NIKE, and together, we segment and differentiate our assortments to drive mutually profitable retail.

At NIKE, collaboration is also a powerful strategy for activating new ways to work. As the clear leader in our industry, we align ourselves with leaders in other industries. To that end, we announced 2 new partnerships in October. The first is DreamWorks and their technology company called NOVA. With this partnership, we've combined the expertise of 2 design leaders: NIKE with the human body in motion and DreamWorks with the animated body in motion. I've been talking with our design teams and they see great potential in NOVA's platforms to advance our creation process in capability, precision and speed.

The second is Flex. Many of you know about the impressive work that Flex does, who are already accelerating our manufacturing revolution efforts. It's in the early stages yet, but in one specific process, they've combined automated material management with automated laser cutting, which can reduce waste by up to 50%. This is just one example of many that are in development, and what we learned from Flex, we expect to scale across our broad global source base.

For the consumer, our partnership has the potential to expand their list of choices and accelerate delivery times from weeks to months -- or I'm sorry, from weeks to days. Strike that. Both partnerships are at an intersection of another vital innovation driver and that's digital. At NIKE, digital does more than just add capabilities for today. It defines how consumers will experience the NIKE Brand moving forward. It's an accelerator across our business, in product through the supply chain, in analytics and all the way to retail. A few weeks ago, we shared our long-term vision for e-commerce growth, $7 billion in revenue by the end of fiscal year '20. In Q2, we continued our accelerated pace, growing the NIKE.com business nearly 50% on a constant-currency basis. We added Canada, Switzerland and Norway to our expanding list of e-commerce markets, and next quarter, we're planning to do the same for the sport-obsessed cultures of Mexico, Turkey and Chile. When we expand our NIKE.com footprint, it gives new consumers access to the best of NIKE and it drives great energy for our business.

We have focused our investments in digital and mobile over the last several years, and they're paying off. Driving the connection of NIKE.com to our broader digital strategy continues to be, without a doubt, one of our greatest opportunities as a company. Digital, of course, also allows us to deepen the relationships we already have with consumers by tailoring every interaction to their specific needs. Through NIKE+, we've created an ecosystem that gives athletes access to their fitness history, training programs and their favorite gear every time they connect with NIKE.

We started on this journey 10 years ago with NIKE+, and we've continued to evolve the digital experience for consumers through multiple sports in the world's most important markets in both men's and women's. You'll hear more from us about this space later in the fiscal year, but we're continuing our never-ending quest to make the digital experience simple and personal: simple, moving toward one access point for the best of NIKE; and personal, more and more tailored to the individual.

We're now entering one of the most exciting periods of sport. The second half of fiscal '16 is filled with some of the world's greatest sports moments: Super Bowl 50, the NBA All-Star Weekend, March Madness, Copa America, Euro '16 and, of course, the run-up to the Rio Olympics. In these moments, like the athletes we serve, NIKE is at the top of our game. And this year, you will see NIKE unlock innovation for athletes like never before. We have a full pipeline that will help Olympic athletes change the course of their sports and experiences that will change how all athletes train and run. I'm proud of this quarter and our incredible team behind the results. They are the reason NIKE continues to drive growth and value for our shareholders. And like me, they're all focused on continuing our momentum and delivering inspiring innovation to athletes everywhere for years to come.

Thank you, everyone, and now here's Trevor.
Trevor Edwards, President, NIKE Brand:

Thank you, Mark. Happy holidays, everyone. The NIKE Brand delivered another impressive quarter, demonstrating the tremendous momentum of the NIKE Brand. Let's take a look at the numbers.

On a constant-currency basis, NIKE Brand revenue grew 13%, with double-digit growth across every geography and most key categories. NIKE Brand DTC revenue increased 26%, driven by 13% comp store growth; continued strong growth in online sales, up 49%; and new store expansion. And we are very pleased with the continued strength in global futures, up 20%.

As always, these results are due to NIKE's world-class ability to understand the consumer, what they need and what inspires them. Those connections let us see the biggest growth opportunities and then sharpen our focus to best attack them. It's these powerful relationships that drive our category offense, providing us insights to create the innovative products, meaningful services and inspiring experiences that athletes all over the world love.

Let me highlight 3 categories that demonstrate this powerful consumer focus. Let's first take a look at Running.

Running is our largest performance category and continued to deliver strong results, with Q2 revenue growing at a double-digit rate. At NIKE, we know that running never stops. No matter the season, no matter the conditions, we provide solutions to help runners get out and pursue their goals.

This quarter, with winter setting in, we released our Flash Pack collection, which offers a reflective print to keep runners visible and warm in low-light conditions. The Flash Pack includes apparel such as the Aeroloft Flash Vest and the Shield Flash Running Jacket as well as great footwear, including the popular Air Zoom Pegasus and the Air Zoom Structure 19. All told, this collection offers yet another great example of how NIKE innovates to expand the market.

Other running footwear successes in Q2 include the launch of the Air Zoom Odyssey, which offers 3 densities of foam for maximum stability and support; and the Air Max 2016 with its complete cushioning and durable ride, thanks to a full-length Max Air unit. At the same time, as part of our continued Amplify Strategy, we expand our performance with Pinnacle sportswear products to enable our consumers to express their love of sport. Part of this strategy is a constant focus on sports style innovation. In our Running-inspired sportswear, we are driving a steady stream of great products with strong sell-through. These include the Tech Pack and the Tech Fleece Aeroloft apparel styles as well as the continued success of the Roshe and the new Air Max Ultra line. Finally, our Pinnacle products are always complemented by unique experiences as only NIKE can do. Every year, Q2 is a season for some of the most popular running events, including the Shanghai Marathon and the Women's Half Marathon in San Francisco. The enthusiasm we see at these races echoes throughout the entire Running category year-after-year.

Next, Basketball. For years, we have built deep and meaningful relationships with basketball fans through 2 of the largest most powerful brands in the world, NIKE and Jordan. Together, we have the deepest roster of athletes and the most global reach with federations and leagues around the world. As we said in October, we will start breaking out the Jordan Brand separately from NIKE Basketball, so I'll give you a few highlights from both.

In Nike Basketball, we saw a mid-single-digit growth in Q2, fueled by key products such as the Kyrie 1. This product delivers responsive cushioning with Zoom Air and ultra-support with the Hyperfuse construction, and it has seen tremendous sell-through since the launch a year ago. And just last week, we launched -- the launch of the Kyrie 2 has already seen strong consumer response with a first-of-its-kind curved midsole and outsole designed to enhance the rapid cuts that players make on the court.

Another example of Basketball innovation is the recently introduced KOBE 11, a high-performance low-top that utilizes the latest Flyknit technology for lightweight strength, a stronger iteration to achieve peak performance. Our athletes always serve as an amazing source of inspiration for us, from Lebron and KD to young players having incredible seasons like Paul George and Anthony Davis. These athletes and more are featured in our latest Basketball campaign, Bring Your Game. This campaign will launch in full on Christmas Day to inspire and motivate young players to bring the best to the court every single day. And speaking of great athletes featured in the campaign, Elena Delle Donne won the WNBA's Most Valuable Player, which was awarded just before the launch of our new Women's Basketball collection. The sell-through has been beyond strong, and with women making up roughly 40% of basketball players, we are just scratching the surface on how we can serve this growing community.

As we continue to sharpen our focus on Running, a complete offense in NIKE Basketball, we are excited about the deep pipeline of products we will be bringing to the market in the coming seasons, all of which help us capture the significant potential that lies ahead.

Now for the Jordan Brand. This is the start of an exciting new era for Jordan. Even as we expand this brand both globally and into other categories, Jordan's Basketball products continue to be the most coveted and premium on the market. This brand proves time and again its ability to combine its iconic silhouettes with fresh styles.

For Q2, Jordan delivered strong double-digit growth with the new CP3.9 and the launch of the AJ XX9 Low driving incredible consumer response. Like NIKE Basketball, Jordan has a deep roster of elite players, including Chris Paul and Russell Westbrook. What's more, in October, Michael Jordan himself visited basketball fans in Hong Kong, Shanghai and Tokyo to celebrate the Brand's 30th anniversary, helping to ignite the culture of basketball around the world. His visit drove strong consumer engagement with the new Jordan House of Flight in Shanghai and the flight training camps for young players across the markets. These cultural moments prove what we already know: that the power of this brand extends well beyond the game.

All of this excitement can be seen at retail, highlighted by the Jordan executions with Dick's Sporting Goods and the energy-packed opening of our new Jordan store on State Street in Chicago, a great execution with Footaction. This store will operate as a pinnacle retail experience, celebrating the performance, style and soul of the brand. What's more, directly above the store is a training lab serving elite high school athletes in the local area. Our consumers' passion for both the NIKE and Jordan Brands is driving tremendous energy and speaks to the significant opportunity that remains for our Basketball business around the world.

Now let's take a look at a few of our key geographies. North America had another strong quarter, with revenues up 10% and futures up 14%. This geography continues to drive strong growth across most key categories. Whilst this is our most developed market, North America proves that the right strategies can drive consistent profitable growth. Our brand in North America has never been stronger with men, with women, with athletes in all sports. We are seeing continued strong demand across our executions with wholesale partners such as Foot Locker and Dick's Sporting Goods. Our own DTC business also had another strong quarter, up 17%, led by ongoing strength in NIKE.com and comp store growth.

As we've discussed in prior quarters, we continue to work effectively to manage the flow of product in North America and efficiently clear excess inventory. We are also continuing to work to bring our new North American distribution center fully online. Both of these efforts are making good progress. We expect inventory levels in North America to normalize over the balance of the fiscal year as we continue to take appropriate actions to maintain a healthy pull market for the NIKE Brand. Looking ahead, we see nothing but long-term potential for our North American business.
Now let's turn to Western Europe where we see broad-based demand with strong revenue growth of 12% in the quarter and futures up 25%. We fueled growth in Q2 by continuing to transform the marketplace along the category offense with elevated executions at JD Sports, Foot Locker and Intersport. In addition, our own DTC business delivered 26% growth in the quarter. This growth from Western Europe is what we've come to expect with key categories of Sportswear and Global Football showing continued strength. This momentum has solidified NIKE as the region's most coveted sports brand with strong growth across all territories. This geography-wide market growth, coupled with market share gains, proves the clear success of our efforts in Western Europe and the vast potential this geography offers for years to come.

In the Emerging Markets, we are seeing improved revenue growth, with Q2 revenues up 11% and futures growth of 14%. Growth in the quarter was driven by most territories, with particular strength in Mexico as we continued to benefit from our reset efforts over the last year. We also saw strong growth in the key categories of Sportswear and Running.

Now in Brazil, revenue was down 6%, reflective of the continued challenges in the macroeconomic landscape. Our brand remains strong in Brazil, and we're gaining share as we remain focused on our strategy of resetting the market along the category offense. As we focus on differentiating our points of distribution and proactively managing the flow of product into the marketplace, retail inventory levels in Brazil remain healthy.

We continue to focus on creating more compelling consumer experiences at retail and online and driving increased productivity and profitability for NIKE and our wholesale partners. Overall, we continue to see tremendous long-term growth potential for the emerging markets, and we remain focused on doing the right things in the marketplace to capture that growth.

Lastly, Greater China had another amazing quarter, with revenue growth of 28%. The strength of the NIKE Brand is fueling strong consumer demand with futures up 34% in a marketplace that continues to be very healthy. We saw strong growth across nearly all categories in the quarter, led by Sportswear, Running and NIKE Basketball. We also saw a continued strong growth from our own DTC business, up 51% in the quarter, fueled in part by our most successful Singles Day event ever. And NIKE.com is showing extraordinary growth in China in one of the most mobile and connected countries on the planet. The success we're seeing today in China stems from decisions we made of just a few years ago to align our teams against the biggest opportunities to drive growth with our category offense. By staying focused and diligent, we continue to lead the market as the region's most coveted sports brand, and we see significantly more opportunity ahead.

2015 was the single greatest calendar year ever for the NIKE Brand. It proves yet again that we have the product, the services and the brand experiences that consumers want. And as we find new ways to surprise and delight athletes around the world, there's no telling what we can do. I can't wait for 2016 and the inspiration and innovation I know we're going to bring. And now here's Andy. Thank you.

Andy Campion, Executive Vice President & Chief Financial Officer:

Thanks, Mark and Trevor, and happy holidays to everyone on the call. Q2 was another strong quarter for NIKE. We delivered on our goals in terms of both top line growth and profitability. We also continued to have strong momentum across our uniquely diverse global portfolio of businesses. We are driving and delivering these strong financial results even amidst a volatile macroeconomic environment, and we continue to do so by: one, staying relentlessly focused on creating value for our consumers, leading with innovation; two, effectively managing all of the operating and financial levers within our business to capture value for NIKE; and three, deploying our capital strategically to fuel long-term growth while also consistently expanding total returns to shareholders.

I'll briefly touch on how we delivered against each of those 3 dimensions within the quarter. First, by executing the category offense, we continue to more deeply serve and create value for our consumers around the world. In Q2, that translated into double-digit revenue growth in all of our geographies on a currency-neutral basis. As both Mark and Trevor highlighted, we served consumers through the launch of innovative new products in multiple categories, and we also scaled recent product innovations such as Tech Pack, Aeroloft and Flyknit more broadly across our performance categories and Sportswear. At the same time, we continue to transform where and how we serve our consumers, leading with the expansion of NIKE.com while also scaling premium category-oriented retail experiences with our partners around the world.
In Q2, we also effectively managed all of the operating and financial levers within our business to translate our strong top line growth into expanding profitability. That included gross margin expansion through sustained strategic pricing and product cost management as well as leveraging productivity gains to ensure we deliver appropriate near-term profitability while also continuing to make the investments required to fuel our long-term growth. Those investments included, for example, accelerating our investment in product innovation, building critical operating infrastructure within our supply chain and from a technology perspective and investing to maintain a healthy pull market in North America in service of the continued strong demand for our brand.

What sets NIKE apart in terms of operating and financial management is our ability to strike the right balance between the short and the long-term. Our goal is to win now and create the future. And the breadth and depth of our global portfolio of businesses affords us the flexibility to strike that balance quarter-after-quarter, year-after-year.

Finally, as we created value for consumers and captured that value for NIKE, we also continued to deliver significant value to our shareholders. Our top priority in terms of the use of our cash will remain reinvesting in our business against opportunities to drive growth and strong returns. That's what we call the virtuous cycle that sustains NIKE's leadership position and expands the value of our enterprise.
The strong cash flows that we generate also allow us to consistently increase our cash returns to shareholders through share repurchases and dividends. As Mark touched on, in the second quarter, we announced a new $12 billion 4-year share repurchase program and a 14% increase in our cash dividend. Over the last 15 years, we have sustained strategic investment in the business while also returning nearly $25 billion to shareholders. That is a track record that we're proud of and one that we will continue to build upon.

Now I'll turn to a more detailed review of our Q2 financial results. Q2 reported revenue for NIKE, Inc. increased 4% and grew 12% on a currency-neutral basis. The NIKE Brand grew 13% on a currency-neutral basis as growth was strong across all geographies and nearly all categories. Converse revenue declined 5% on a currency-neutral basis as growth in North America and Asia Pacific was more than offset by declines in Europe, particularly the U.K.

Also on a currency-neutral basis, NIKE Brand futures orders grew 20%, reflecting continued strong demand, driven by a 12% increase in units, with an increase in average selling prices contributing 8 percentage points. Our futures growth reflects the strength of our brand and business around the globe, with all geographies growing at a double-digit pace. On a reported basis, futures grew 15%, taking into account the stronger U.S. dollar against nearly all international currencies.

Q2 diluted EPS grew 22% to $0.90, despite significant FX headwinds. EPS growth was driven by strong top line growth, gross margin expansion and effective financial management across all of the levers through to the bottom line. Gross margin expanded 50 basis points to 45.6%, primarily driven by higher average selling prices, partially offset by higher product input costs and unfavorable foreign exchange.

Q2 demand creation was flat, reflecting favorability from the quarterly timing of our investments in the current versus prior year. Operating overhead increased 7% for the quarter, driven by costs associated with strong growth in our DTC business and investments in operational infrastructure and consumer-facing digital capabilities.

Our effective tax rate was 19.1% for Q2, lower than prior year, primarily due to adjustments to tax expense on intercompany transactions in the prior year and an increase in the mix of earnings from operations outside the U.S. in the current year which are generally subject to a lower tax rate. Those favorable factors were partially offset by benefits from the resolution of several tax audits recognized in the prior year.

As of November 30, our inventories were up 11%, primarily to support strong wholesale and owned retail demand as reflected in our futures orders. Overall, our inventories continue to be healthy around the world. As we noted last quarter, our inventory in North America will be somewhat elevated over the balance of the fiscal year as we proactively manage the marketplace. More expeditiously, clearing high-quality but excess inventory, while bringing a strong pipeline of new innovative products to the market over the same horizon. These efforts will unfavorably impact gross margin in the near term which is reflected in our guidance for the balance of this fiscal year.

Now let's review our performance by segment. North America revenue grew 10% on a currency-neutral basis, with double-digit revenue growth across many of our largest categories including Jordan, Sportswear, Running and Men's Training. We continue to experience strong consumer demand for the NIKE Brand in North America as evidenced by futures growth of 14%. On a reported basis, North America grew 9% and EBIT grew 12% as revenue growth and SG&A leverage more than offset a slight decline in gross margin, resulting from the clearance of inventory.

Moving on to Western Europe. Revenue increased 12% on a currency-neutral basis, driven by double-digit growth in every territory. The implementation of our category offense across jurisdictional lines continues to drive strong and sustainable growth for NIKE in this geography. Most categories delivered strong growth, led by Sportswear and Global Football. On a reported basis, Q2 revenue declined 1% due to weakness in the Euro. However, EBIT increased 18%, primarily driven by gross margin expansion.

In Central and Eastern Europe, Q2 revenue grew 15% on a currency-neutral basis, driven by double-digit growth in most territories, except Greece, which declined. Most categories also grew double digits, led by Sportswear, Running and Global Football. On a reported basis, Q2 revenue declined 6%, reflecting significantly weaker currencies, in particular, the ruble and the Turkish lira. However, EBIT grew 33% due to strong gross margin expansion.

In Greater China, we continue to deliver extraordinary revenue growth, with Q2 revenue up 28% on a currency-neutral basis. The NIKE Brand continues to lead in China, transforming the marketplace to better serve consumers. As a result, our growth is strong across nearly all key categories, led by Sportswear, Running, NIKE Basketball and Jordan. On a reported basis, Q2 revenue increased 24% and EBIT grew 27% due to very strong revenue growth, coupled with gross margin expansion.

In our Emerging Markets geography, Q2 revenue increased 11% on a currency-neutral basis as most territories delivered strong growth in the quarter, driven by Soco, Mexico and Pacific while Brazil declined. Nearly every key category also grew in the quarter, led by Sportswear and Running. On a reported basis, emerging markets revenue declined 8% for the quarter due to foreign currency headwinds while EBIT increased 2%, reflecting strong gross margin expansion.

While we have momentum in most territories within the Emerging Markets, as Trevor discussed, we are continuing to reset Brazil. While we are taking share and inventory levels at retail are healthy, our focus is on fueling long-term growth through more elevated category experiences in that marketplace.

Shifting from the NIKE Brand to Converse. Converse revenue declined 5% on a currency-neutral basis in Q2, with growth in North America and other developing markets offset by declines in certain European countries, primarily the U.K. The Converse brand remains incredibly strong around the world. And to help realize the full potential of the brand going forward, we're more actively leveraging NIKE capabilities and innovation platforms to diversify the Converse product portfolio as well as elevate our operating capabilities in recently transitioned international markets. On a reported basis, Converse revenue declined 8%, primarily due to the weaker Euro and EBIT decreased 3% for the quarter, driven primarily by lower revenue and gross margin.

NIKE, Inc. delivered strong financial performance over the first half of fiscal year '16 and we have significant momentum across our global portfolio. As a result, our outlook for the full year remains consistent. Specifically, for Q3, we expect reported revenue to grow at a high single- to low double-digit rate, reflecting mid-teens growth on a currency-neutral basis, somewhat offset by the impact of the strong dollar.

While our futures growth is higher than our Q3 revenue guidance, it is important to remember that revenue expectations in any given fiscal period can be impacted by several factors, including, for example, the weighting of futures by month, the flow of product into the market within a season, the timing of shipments to our wholesale customers as well as the timing of sell-through to our consumers in our DTC business. For the full year, we continue to expect reported revenue growth will be in the mid-single-digit range.

We expect gross margin for Q3 to be down by about 50 basis points, reflecting our efforts to more expeditiously clear inventory in North America while bringing new innovative products to market. For the full year, we continue to expect gross margin to expand by about 50 basis points, reflecting our strong performance in the first half of the fiscal year, combined with our current expectations for Q3 and Q4.

For total SG&A, we expect Q3 to grow at a low to mid-teens rate, reflecting our continued investments in DTC, consumer-facing digital capabilities, infrastructure and key brand events such as Super Bowl 50, the NBA All-Star Weekend and the timing of brand campaigns in support of select strategic categories. For the full year, we continue to expect total SG&A will grow at a high single-digit rate.

We continue to anticipate that other income will have a more meaningful impact on our fiscal year '16 results than we have seen historically, as a portion of our expected FX hedge gains are reported in this line item. Absent further changes in FX, we expect other income will be about $30 million for each of the next 2 quarters.

We now expect our effective tax rate will be approximately 20% for the full year, reflecting the lower rate in the first half of the fiscal year and an average rate of about 22% for the second half of the fiscal year.

Q2 was another quarter of strong revenue growth and expanding profitability for NIKE. As we embark on the second half of our fiscal year, we have brand and business momentum. We are on the offense and we will remain disciplined financially, as always, to ensure that we deliver appropriate growth and profitability in the near term while also investing strategically for the long-term. NIKE is on track to deliver another year of strong financial performance and returns to shareholders.

With that, we'll now open it up for questions.
QUESTION AND ANSWER SECTION

Operator

Your first question is from Bob Drbul with Nomura Securities.

<Q – Bob Drbul >: Hi, good evening. Happy holidays. Just a couple of questions. The first one really is when you look at the -- I think the future orders going into the next 6 months and specifically, China and Japan, can you just elaborate a little bit more in terms of what's the acceleration that's going on there? And I guess, how you plan to run the business, reinvest in the business or leverage some of that strong revenue growth?

<A – Trevor Edwards >: Sure, Bob. I was just continue to say that as it relates actually both to China and also Japan, I think first let's start with in both markets, we have incredible brand strength in both of those markets. And in China specifically, as you recall, we spent time resetting the marketplace and we are now seeing the results of that reset really take place. They had an incredible quarter. I was actually just recently there. We're seeing just great growth across the Sportswear, the Running, the Basketball business, the dotcom business is doing exceptionally well. And so also working with our key partners, the transformation efforts that we put in place are actually now really, really working well. So we see great sell-through in the market and we see really good health of the inventory. So all the dimensions really would say that China is in a great place. We feel confident about the long-term potential of the market. Similarly in Japan, with the futures, what we're certainly seeing in Japan is that they went through similar efforts to really make sure we stayed focused on the brand. We have an incredible pipeline of products come in. The DTC, the dotcom business is doing exceptionally well there too, and we continue to work with our partners really well, so a similar story in those marketplaces. Obviously, I think it all stems from great brand strength that gives us real great confidence about the long-term potential of both of those markets.
<Q – Bob Drbul >: Great. And I just had like one other additional question. So when you look over sort of the medium to longer term, do you think you will get more value out of the Lebron lifetime contract or the $12 billion buyback program?
<A – Kelley Hall >: Both of them will add value, Bob.

<A – Mark Parker >: We're bullish on both, no question.
<A – Trevor Edwards >: A fool's compromise.

Bob Drbul >: Thanks very much you guys. Happy holidays.

Operator

The next question is from Kate McShane with Citi.

<Q – Kate McShane >: Hi. Thank you. Happy holidays. My question was around inventories. I know this has been in North America, something you've highlighted at least in the last quarter. Can you give us any more indication of what these inventories are, the composition of them? Is it in a particular category? Is it across the board? Any kind of additional insight and any more detail on how you'll be working through that in the third quarter?

<A – Trevor Edwards >: Sure thing. Overall, the excess inventory in North America is really current fresh product, and the largest portion of that really stems from the residual impact of the West Coast port congestion earlier this year. And it really consists of basically, product that was delayed. We proactively delayed some products in favor of priority products that we felt would actually work well in the marketplace. A smaller portion of the product is the stuff that didn't sell through as we would have liked in the marketplace, and we're clearing that as part of the normal course of business to really keep the in-line channel healthy and at the same time, allows us, gives us the room to bring in more new fresh products. So that's really what you see taking place. So our efforts in the back half of the year as we continue is to expeditiously clear the excess inventory through our robust network of factory stores, and we feel confident with the demand in the marketplace that we could efficiently move through the product.

<Q – Kate McShane >: Okay, great. Thank you. And my second question is on Brazil. I think you used the word reset when you're talking about Brazil in your prepared comments. Is it similar to what you did in China or started in China a couple of years ago that you're starting to see positive results from? Or is there something else that you're doing in Brazil that is working towards driving that demand again?

<A – Trevor Edwards >: Yes, I'll take that again. I mean, I'd say that on Brazil, essentially, the brand is again very strong in the Brazilian marketplace. And obviously, with the macro economic conditions, it makes for a slightly different way of operating. But what we did say is that some of the fundamental things still remain the same which is that what we continue to do is work to transform that market along the lines of the category offense to ensure that we can bring more compelling consumer experiences to retail and online that will drive both productivity and profitability in the marketplace. So again, similar story but we're being very, very refined in Brazil. And we see this as a market for the long-term and it has tremendous potential because it is a sports loving market, but we're certainly working through some of the opportunity that exists in that marketplace.

<A – Andrew Campion >: And Kate, all I'll add is to put it in financial terms, the macroeconomics obviously, are impacting overall growth in the market. But specific to NIKE, we are taking share. Inventory levels in the market remain healthy actually and that is due to some proactive efforts in our regard in terms of managing supply and demand. And so to Trevor's point, when we say reset, we're really talking about positioning that market along the category lines from a distribution perspective in that regard in similar ways as we've been in North America, China and Europe.

Operator

The next question is from Omar Saad from Evercore ISI.

<Q – Omar Saad>: Good afternoon. Thanks for taking my question. First question on gross margin. The guidance, I know you're working through some inventory next quarter, down 50 bps. But if you kind of look at your full year guidance, it implies a really nice bounce back in the fourth quarter gross margin somewhere in the 100, plus 100, 150 bps range. A, I want to make sure I'm kind of doing the calculation right and B, is that the right way to maybe think about the gross margin algorithm more along those lines once you work through the excess inventory in North America?

<A – Andrew Campion>: Yes, Omar. You've got the different elements of the equation generally in line. As we mentioned, we've had gross margin expansion in the first half of the year, fueled by what we do season in, season out, our expansion in average gross selling price, our management of product costs, et cetera. What you're seeing in Q3 is more of a near-term impact and that relates to us more expeditiously clearing that high-quality but excess inventory in North America so that we can bring new innovative products to market over the balance of the year.

<Q – Omar Saad >: Got it, thanks. That's helpful. And then can I ask a question on apparel and pricing there? If you look at your ASPs over the last several quarters, a couple of years in footwear, it's really been strong. Apparel's been positive too. It seems like there's more innovation and more newness and more new technology you're bringing to the marketplace on apparel side. Can we maybe start thinking about the apparel business going through some of those premiumization elements that have really pervaded the Footwear business? Or is it premature to think along those lines or is there something different about the apparel market, it's more competitive? I don't know. How do you think about that? Thanks.

<A – Mark Parker >: Well, the apparel market is definitely different than the Footwear market. It's certainly competitive. We see the same opportunity to bring a premium performance position to apparel that we do in Footwear, however and that's our focus. We're actually accelerating our innovation efforts, our advanced R&D program and some of our design for manufacturing efforts in Apparel are really aimed to try to elevate our performance position there. So we see some opportunities and frankly, that's our position of distinction in apparel, is to really solidify the performance, the authentic performance position and take that distinction and then drive it across the rest of our business, across the categories and from the performance apparel standpoint and through Sportswear. So that's definitely our plan and we feel quite bullish about it.

<A – Trevor Edwards >: Yes, I'll just add that what we also continued to do is we continue to attack segments within the apparel market by category that are offering a more premium position. For example in the Football market, the Global Football market, the opportunity to go after what we call football training is a great example of how we bring innovation to that segment. Similarly as we've done in Sportswear with the Tech Pack collection which is a very premium offering which is seeing tremendous success across the market all around the world. So these are just examples of ways that we continue to, as you said, see the premium priced opportunity, but make sure we're giving the consumers great value in the apparel business by bringing innovation to the marketplace.

<A – Mark Parker >: And there's definitely a consumer appetite here.

– Omar Saad > Appreciate it. Thanks so much. Happy holidays.
Operator

The next question is from Lindsay Drucker Mann from Goldman Sachs.

<Q – Lindsay Drucker Mann >: Good morning everyone…I mean, good afternoon/good morning. It’s been a long day. I wanted to ask in North America, as you think about the way that you'll be able to efficiently push the excess inventory out, how much of that inventory, Trevor, you talked about using your outlet stores, how much of the inventory you expect to go through outlets versus the markdown in your regular wholesale through your regular retail partners versus any of the close out channels? And my second question is in currency, Andy, would you be able to tell us how much you expect the earnings per share impact of FX to be in 3Q and 4Q? Thanks.

<A – Trevor Edwards >: Yes, I would just say, we expect that more of our inventory will be liquidated through our factory stores. Like we've said, we've got a robust network and we continue to feel very positive about the demand in the marketplace for the brand. And so for those consumers looking for a value occasion, we think we're providing great value at this -- particularly with the recency of some of these products.
<A – Andrew Campion >: And Lindsay, we don't provide forward-looking FX impact on earnings per share per se. But as we noted in the first half, FX did have a significant impact and we do expect that we'll continue to have significant impact in the second half.
Lindsay Drucker Mann >: Okay. Thanks very much.

Operator

The next question is from Michael Binetti from UBS.

<Q – Michael Binetti >: Hey, good afternoon guys. Happy holidays and congrats on a great quarter. A question on China really quickly. If we look at some the retailer -- your biggest retailers over there that are public companies that give us updates, they've done a nice job alongside you restoring their same-store sales growth, and that's obviously come after you guys have restricted inventories into that market to force the pull market, good habits on that market. If you look at some of those, the same-store sales rates have stabilized a bit or even decelerated from very high levels, maybe just a touch, but I'm willing to bet that some of those retailers are holding less inventory on hand than they have in the past. And now they're heading into store growth and into an Olympic year. Is there a point where we can think about the growth rate for you in China looking more like the same-store sales rates that we hear out of the market? And put another way, is there a point where you would say your growth rate there would stop benefiting from replenishing dated inventory on hand, for example, to your biggest retailers?

<A – Andrew Campion >: Yes, Michael, I'll start on that one. Just to add a little bit of dimension in terms of China, we've had strong growth across a number of the dimensions in that market. Our same-store sales growth is strong and remains strong. I wouldn't necessarily call it as decelerating significantly or call it decelerating significantly, I think as you noted. In terms of the prospects going forward, one of the things we touched on in our Investor Day was how much of our retail footprint we have impacted with our new category-oriented strategies in the wholesale marketplace. And if you'll recall, the number we gave at the time was that we've touched about 20% of that market in terms of our re-profiled doors and our more consumer-focused, category-oriented experiences. Those experiences continue to have very healthy inventory, much faster turns than we experienced years ago, strong comps, margin expansion. And again, that's 20% of the market. We still believe we have a significant opportunity in that market to continue to proliferate that across wholesale. And then again, one of the other things fueling our growth in China is our DTC business and notably, NIKE.com as Trevor referenced.

<Q – Michael Binetti >: Got it. And that's an interesting segue. When we think about the digital business going to $7 billion in revenues by 2020, would you mind talking to us about which categories or geographies the majority of that growth comes from? And how the mix of digital will look at that time compared to today which is very North America-weighted for you? Thanks.

<A – Trevor Edwards >: Yes, I mean, the digital business obviously provides a tremendous opportunity for us. And I think as we often talk about, it really touches all dimensions of the company. As you look at the growth rate, the growth rates we're seeing really will come from all the different dimensions of the business. When you think about the undeserved categories as certainly, as we look at the Women's business, we look at the Young Athletes business, we look at the Jordan business, all of those really provide great opportunity to growth from a category perspective, along with the big categories that are already growing. I'd also say the same time that I think from a geographic perspective, while North America is currently one of the larger growing ones, China has a tremendous, tremendous growth opportunity. We can see that as being one of the most connected markets out there. Europe has continued growth opportunities. So we really do see as an expansive opportunity across the board. And obviously then, there is Central and Eastern Europe which we've continued to see growth. So it really is one of those cases where it's a global footprint and we just see more and more opportunity, the deeper we dive.
Michael Binetti > Thanks a lot guys.

Kelley Hall> Operator, we have time for one more question.

Operator

The last question is from Chris Svezia with Susquehanna Financial.

<Q – Christopher Svezia >: Good afternoon everyone. Thanks for taking my question. I guess, Andy, for you, I guess any color by any chance between on the futures number, front half, back half in terms of growth rates, any difference between the cadence?

<A – Andrew Campion >: Yes. The futures are slightly more heavily weighted towards the back half. I would refer you back to some of my remarks in our guidance, though. There are a number of factors that are worth taking into account in terms of futures and especially as they relate to revenue. That being the weighting of futures across the season as compared to just across this monthly reporting window as well as shipping timing and other factors. But in short, in terms of just the weighting kind of first half or second half of the year futures reporting window, slightly more heavily weighted towards the second half.

<Q – Christopher Svezia >: I guess my second question pertains to the revenue outlook. Correct me if I'm wrong, but I think you said high single to low double-digit reported for Q3 but sustaining kind of a mid-single-digit growth on the year which is similar revenue growth that you gave on the last quarter despite the acceleration of futures, so which would imply I guess, a de-acceleration in revenue growth for Q4. Maybe walk us through so maybe why that will be the case or is it just being conservative, given the macro volatility? I'm just sort of curious for your thoughts about that.

<A – Andrew Campion >: Yes. At first, what I would say is our full year guidance on revenue is consistent. So very much consistent with our guidance 90 days ago or in other words, unchanged. As we look at it, the balance of the year and you're looking to futures as a proxy, again, a number of factors and I touched on a few of those. There's also the timing of flowing product into the market around events and other factors, the timing of revenue recognition as you ship to wholesale customers as compared to shipping directly to consumers through our DTC business. So I refer you back to our guidance but the punchline on our guidance is that it remains consistent in terms of our full year revenue expectations.

Christopher Svezia >: Okay, thanks very much and happy holidays. All the best.

Kelley Hall>: All right. Well, thank you, everyone. Have a great holiday season. Happy new year, and we'll talk to you in Q3.
Operator
This concludes today's conference call. You may now disconnect.